Contact: Suzy Hollinger 808.525.8422 shollinger@abinc.com

ALEXANDER & BALDWIN COMPLETES ACQUISITION OF GRACE PACIFIC

HONOLULU – (October 1, 2013) – Alexander & Baldwin, Inc. (NYSE: ALEX) (“A&B” or “Company”) announced that it has completed its acquisition of GPC Holdings, the holding company for Grace Pacific LLC (“Grace”). As a result of the transaction, Grace is now a wholly-owned subsidiary of A&B.
“The acquisition of Grace will help drive A&B’s future growth and success,” said Stanley M. Kuriyama, A&B’s chairman and chief executive officer. “With the addition of Grace’s natural materials and infrastructure construction business, A&B is a stronger company with an even greater Hawaii focus. This investment in Hawaii’s growing development and construction sector will complement our Hawaii-focused real estate and land stewardship activities, and continue to allow us to capitalize on a broad range of real estate and other growth opportunities in Hawaii. The addition of Grace also allows the Company to initiate a modest quarterly dividend beginning in the fourth quarter of this year.”
“We are pleased to welcome Grace’s 560 employees to the A&B family,” added Kuriyama.

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. is a premier Hawaii company, with interests in real estate development, commercial real estate, agriculture, natural materials and infrastructure construction. With ownership of over 87,000 acres in Hawaii, A&B is the state’s fourth largest private landowner, and one of the state’s most active real estate investors. The Company manages a portfolio comprising eight million square feet of leasable space in Hawaii and the U.S. mainland. It owns and operates the state’s only sugar plantation. A&B is also one of Hawaii’s largest natural materials and infrastructure construction companies and its largest asphalt paving contractor. Additional information about A&B may be found at www.alexanderbaldwin.com.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with pages 18-28 of Alexander & Baldwin, Inc.’s 2012 Form 10-K and other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release. We do not undertake any obligation to update our forward-looking statements.

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